                                                                   EXHIBIT 15.1


November 2, 1998




The Board of Directors
United Stationers, Inc.

We are aware of the incorporation by reference in the Registration Statement on Form S-8 of United Stationers Inc. for the registration of 4,100,000 shares of its common stock relating to the unaudited condensed consolidated interim financial statements of United Stationers Inc. which are included in its Form 10-Q for the quarter ended September 30, 1998.



                                        /s/ Ernst & Young LLP